Exhibit 10.28

AMENDMENT NO. 1 TO FINANCING AGREEMENT

AMENDMENT NO. 1 TO FINANCING AGREEMENT (this “Amendment”), dated as of December 28, 2022 to the Financing Agreement (as defined below), by and among Plastiq Inc. (the “Borrower”), each subsidiary of the Borrower listed as a “Borrower” on the signature pages thereto (together with each other Person that executes a Joinder Agreement (as defined therein) and becomes a “Borrower” thereunder, each, a “Borrower” and, collectively, jointly and severally, the “Borrowers”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), and Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

WHEREAS, the Loan Parties (as defined in the Financing Agreement), the Lenders, and the Agents have entered into that certain Financing Agreement dated as of November 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Financing Agreement”, and the Financing Agreement as amended by this Amendment, the “Amended Financing Agreement”).

WHEREAS, Borrower has requested and the Agents have agreed (i) to extend the deadline for the release of Escrow Funds from the Escrow Account from December 31, 2022 to January 31, 2023 and (ii) to amend the terms and conditions to the release of the Escrow Funds under Section 2.01(b) of the Financing Agreement; and

WHEREAS, the Loan Parties requested that the Lenders party hereto (constituting Required Lenders) amend the Financing Agreement in certain respects, and such Lenders are willing to do so, in each case subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended Financing Agreement.

2.    Amendments to Financing Agreement. The Financing Agreement, effective as of the First Amendment Effective Date (as defined below), and subject to the satisfaction (or waiver in accordance with Section 12.02 of the Financing Agreement) of the conditions precedent set forth in Section 5 below, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.

3.    Continuing Effect. Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Financing Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Financing Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment shall not be deemed to operate as, or obligate any Lender to grant, any future consent or modification of any other term or condition of the Loan Documents or any waiver of any term, condition, Default or Event of Default under the Loan Documents. Nothing contained herein shall constitute a course of conduct or dealing among the parties. Except as expressly stated herein, each Lender reserves all rights, privileges and remedies under the Loan Documents.

4.    Reaffirmation and Confirmation. The Loan Parties hereby ratify, affirm, acknowledge and agree that the Financing Agreement and the other Loan Documents, as modified hereby, are each the legally valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Financing Agreement or any other Loan Document. The Loan Parties hereby agree that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payment of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.

5.    Conditions to Effectiveness. This Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “First Amendment Effective Date”):

(a)    The Agents shall have received a fully executed copy of this Amendment in form and substance reasonably acceptable to the Agents;

(b)    No Default or Event of Default shall have occurred and be continuing as of the date hereof, both immediately before and immediately after giving effect to the effectiveness of this Amendment; and

(c)    The representations and warranties herein and in Article VI of the Amended Financing Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof)).

6.    Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Amendment and each other Loan Document entered into on the date hereof, the Loan Parties hereby represent and warrant to the Secured Parties that, after giving effect to this Amendment:

(a)    All representations and warranties contained in the Amended Financing Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof));

(b)    No Default or Event of Default has occurred and is continuing as of the date hereof or would result before or after giving effect to this Amendment;

(c)    Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment and each other Loan Document entered into on the date hereof, and to consummate the transactions contemplated hereby and by the Amended Financing Agreement, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect;

(d)    The execution and delivery by each Loan Party of this Amendment and each other Loan Document to which it is or will be a party, and the performance by it of the Amended Financing Agreement, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirements of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect; and

(e)    This Amendment, each other Loan Document entered into on the date hereof and the Amended Financing Agreement constitute legally valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

7.    Acknowledgement. Each Loan Party (on behalf of itself and its Subsidiaries) hereby acknowledges and agrees that as of the First Amendment Effective Date: (i) the Agents and the Lenders have performed and satisfied without default all obligations required of the Agents and the Lenders under the Financing Agreement and each other Loan Document, (ii) there are no disputes with, cause of action or claims against the Agents or the Lenders (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) or any knowledge of any facts giving rise to any disputes or claims related to the Financing Agreement or any other Loan Document, including, without limitation, any disputes or claims or knowledge of facts giving rise thereto, that invoke a breach or violation on the part of any Agent or any Lender of the terms and conditions of the Financing Agreement or any other Loan Document, (iii) the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), are fully, finally, unconditionally and irrevocably released, waived and forever discharged from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Loan Party or any of its Subsidiaries has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the First Amendment Effective Date directly arising out of or connected with the Financing Agreement or any other Loan Document and (iv) no Loan Party (or any of its Subsidiaries) has any valid defense to the enforcement of its respective obligations set forth in the Financing Agreement or the other Loan Documents, as applicable, by reason of any circumstances, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment.

8.    Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as the Agents may reasonably request, in order to effect the purposes of this Amendment.

9.    Miscellaneous.

(a)    Expenses. The Borrower agrees to (i) pay on or prior to the date hereof all fees and expenses due and payable to the Agents and the Lenders pursuant to the Loan Documents and (ii) reimburse Agents and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred by the Agents and the Lenders in connection with this Amendment and the other Loan Documents pursuant to the Loan Documents (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Agents and the Lenders). All obligations provided herein shall survive any termination of this Amendment and the Amended Financing Agreement.

(b)    Governing Law. This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of New York.

(c)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)    Amendment as Loan Document. The Loan Parties hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Amended Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Amended Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER:

PLASTIQ INC.

By:	/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: Chief Executive Officer

GUARANTORS:

PLV INC.

By:	/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: Treasurer and Secretary

NEARSIDE BUSINESS CORP.

By:	/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: BLUE TORCH FINANCE LLC
By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1]

LENDERS:
BLUE TORCH CREDIT OPPORTUNITIES FUND II LP
By: Blue Torch Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member
By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory
BLUE TORCH CREDIT OPPORTUNITIES FUND III LP
By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its sole member
By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory
BTC HOLDINGS FUND II LLC
By: Blue Torch Credit Opportunities Fund II LP, its sole member
By: Blue Torch Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member
By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

BTC HOLDINGS SBAF FUND LLC

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory

BTC HOLDINGS KRS FUND LLC

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory